EXPLANATORY NOTE

This Post-Qualification Amendment No. 2 to the Offering Statement on Form 1-A (File No. 024-11356) (the “Offering Statement”), as originally qualified by the Securities and Exchange Commission (“SEC”) on January 13, 2021, and amended by Post-Qualification Amendment No. 1 to the Offering Statement on Form 1-A filed with the SEC on April 21, 2022 (the “Post-Qualification Amendment No. 1”), is being filed solely to correct the “Net Income,” “Earnings Per Share - Basic” and “Earnings Per Share - Diluted” information under the “Statement of Comprehensive Income Information” section of Part I of the Post-Qualification Amendment No. 1 for which minus signs were inadvertently omitted.

PART III – EXHIBITS

Exhibit Index

Exhibit No.	Description
1.1	Listing Agreement, dated January 7, 2021, between OpenDeal Broker LLC and Oracle Health, Inc. (incorporated by reference to Exhibit 6.8 to Amendment No. 3 to the Offering Statement on Form 1-A/A filed on January 12, 2021)
1.2	Posting Agreement dated June 25, 2021 between the Company and StartEngine Primary, LLC (incorporated by reference to Exhibit 6.1 to a Current Report on Form 1-U filed on December 20, 2021)
2.1	Amended and Restated Certificate of Incorporation of Oracle Health, Inc. (incorporated by reference to Exhibit 2.1 to the Offering Statement on Form 1-A filed on October 29, 2020)
2.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Oracle Health, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Annual Report on Form 1-K filed on April 21, 2022)
2.3	Amended and Restated Bylaws of Oracle Health, Inc. (incorporated by reference to Exhibit 2.2 to the Offering Statement on Form 1-A filed on October 29, 2020)
3.1	Form of Simple Agreement for Future Equity (SAFE) (incorporated by reference to Exhibit 3.1 to the Offering Statement on Form 1-A filed on October 29, 2020)
3.2	Form of Convertible Note (incorporated by reference to Exhibit 3.2 to the Offering Statement on Form 1-A filed on October 29, 2020)
3.3	Form of Crowd Note (incorporated by reference to Exhibit 3.3 to the Offering Statement on Form 1-A filed on October 29, 2020)
3.4	Oracle Health, Inc. Equity Incentive Plan (incorporated by reference to Exhibit 15.1 to a Semiannual Report on Form 1-SA filed on September 28, 2021)
4.1	Form of Subscription Agreement for the Regulation A Offering (incorporated by reference to Exhibit 4.1 to the Offering Statement on Form 1-A filed on October 29, 2020)
6.1	Patent Assignment Agreement, dated April 19, 2021, between Jaeson Bang and Oracle Health, Inc. (incorporated by reference to Exhibit 6.4 to the semiannual report on Form 1-SA filed on September 28, 2021)
6.2	License Agreement, dated November 18, 2019, between Oracle Health, Inc. and Texas Medical Center (i.e., Johnson & Johnson Innovation LLC (JLABS) License Agreement) (incorporated by reference to Exhibit 6.4 to the Offering Statement on Form 1-A filed on October 29, 2020)
6.3	Research Collaboration Agreement dated September 21, 2019, between Oracle Health, Inc. and Maastricht University (incorporated by reference to Exhibit 6.5 to the Offering Statement on Form 1-A filed on October 29, 2020)
6.4	Agreement between Tampa By Wave and Oracle Health, Inc. dated April 27, 2020 (incorporated by reference to Exhibit 6.6 to the Offering Statement on Form 1-A filed on October 29, 2020)
6.5	TMCx Accelerator Program Participation Agreement, dated October 5, 2020 (incorporated by reference to Exhibit 6.9 to the Offering Statement on Form 1-A filed on October 29, 2020)
6.6	Executive Employment Agreement dated February 1, 2021 between Oracle Health, Inc. and Jaeson Bang (incorporated by reference to Exhibit 6.10 to a Semiannual Report on Form 1-SA filed on September 28, 2021)
6.7	Executive Employment Agreement dated January 7, 2022 between Oracle Health, Inc. and Jaeson Bang (incorporated by reference to Exhibit 6.7 to the Company’s Annual Report on Form 1-K filed on April 21, 2022)
6.8	Services Agreement dated June 29, 2021 between the Company and StartEngine Crowdfunding, Inc. (incorporated by reference to Exhibit 6.2 to a Current Report on Form 1-U filed on December 20, 2021)
6.9	Credit Card Services Agreement dated June 29, 2021 between the Company and StartEngine Crowdfunding, Inc. (incorporated by reference to Exhibit 6.3 to a Current Report on Form 1-U filed on December 20, 2021)
6.10	Form of Stock Option Agreement (Oracle Health, Inc. Equity Incentive Plan) (incorporated by reference to Exhibit 15.2 to a Semiannual Report on Form 1-SA filed on September 28, 2021)
8.1	Escrow Services Agreement, dated January 11, 2021, between Prime Trust LLC and Oracle Health, Inc. (incorporated by reference to Exhibit 8.1 to Amendment No. 4 to the Offering Statement on Form 1-A/A filed on January 12, 2021)
8.2	Escrow Services Agreement dated November 30, 2021 among the Company, Prime Trust, LLC and StartEngine Primary, LLC. (incorporated by reference to Exhibit 8.1 to a Current Report on Form 1-U filed on December 20, 2021)
11.1	Consent of Turner, Stone & Company, L.L.P. (incorporated by reference to Exhibit 11.1 to Post-Qualification Amendment No. 1 to the Offering Statement on Form 1-A filed on April 21, 2022)
11.2	Consent of Bevilacqua PLLC (included in Exhibit 12.1)
12.1	Opinion of Bevilacqua PLLC (incorporated by reference to Exhibit 12.1 to Amendment No. 1 to the Offering Statement on Form 1-A/A filed on December 30, 2020)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Safety Harbor, State of Florida, on April 27, 2022.

ORACLE HEALTH, INC.

By:	/s/ Jaeson Bang
Jaeson Bang
Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jaeson Bang	CEO, President and Director	April 27, 2022
Jaeson Bang	(principal executive officer and principal financial and accounting officer)

/s/ Lauren Iaslovits	Director	April 27, 2022
Lauren Iaslovits

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